                                  EXHIBIT 16.1

March 30, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Capital Factors Holding, Inc. dated March 27, 1998.

Yours truly,

/s/ Deloitte & Touche LLP